EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C.

SECTION 1350 AS ADOPTED PURSUANT TO SECTION

906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Puresafe Water Systems, Inc. (the "Company") on Form 10-K for the year ended December 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the "Report") I, Leslie J. Kessler, Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

        (1) The Report fully complies with the  requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2) The  information  contained in the Report  fairly  presents,  in all material  respects,  the  financial  condition  and result of  operations of the Company.

/s/ Leslie J. Kessler

Leslie J. Kessler

Chief Executive Officer

and Principal Financial Officer

June 5, 2015